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                                                                  EXHIBIT (h)(5)

                         FUND PARTICIPATION AGREEMENT

         THIS AGREEMENT made as of the 23rd day of April, 2003 by and among Deutsche Asset Management VIT Funds ("TRUST"), a Massachusetts business trust, Deutsche Asset Management, Inc. ("ADVISER"), a Delaware corporation, and Farmers New World Life Insurance Company ("LIFE COMPANY"), a life insurance company organized under the laws of the State of Washington.

         WHEREAS, TRUST is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the "`40 Act"), as an open-end, diversified management investment company; and

         WHEREAS, TRUST is comprised of several series funds (each a "Portfolio"), with those Portfolios currently available being listed on Appendix A hereto; and

         WHEREAS, TRUST was organized to act as the funding vehicle for certain variable life insurance and/or variable annuity contracts ("Variable Contracts") offered by life insurance companies through separate accounts ("Separate Accounts") of such life insurance companies ("Participating Insurance Companies"); and

         WHEREAS, TRUST may also offer its shares to certain qualified pension and retirement plans ("Qualified Plans"); and

         WHEREAS, TRUST has received an order from the SEC, granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the '40 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Portfolios of the TRUST to be sold to and held by Variable Contract Separate Accounts of both affiliated and unaffiliated Participating Insurance Companies and Qualified Plans ("Exemptive Order"), a copy of which has been provided to LIFE COMPANY; and

         WHEREAS, LIFE COMPANY has established or will establish one or more Separate Accounts to offer Variable Contracts and is desirous of having TRUST as one of the underlying funding vehicles for such Variable Contracts; and

         WHEREAS, ADVISER is a duly registered "Investment Adviser" as defined in the Investment Advisers Act of 1940, as amended (the "Advisers Act");

         WHEREAS, ADVISER serves as the TRUST's investment adviser; and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANY intends to purchase shares of TRUST to fund the aforementioned Variable Contracts and TRUST is authorized to sell such shares to LIFE COMPANY at such shares' net asset value;

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         NOW, THEREFORE, in consideration of their mutual promises, LIFE
COMPANY, TRUST, and ADVISER agree as follows:

                         Article I. SALE OF TRUST SHARES

         1.1 TRUST agrees to make available to the Separate Accounts of LIFE COMPANY shares of the selected Portfolios as listed on Appendix A for investment of purchase payments of Variable Contracts allocated to the designated Separate Accounts as provided in TRUST's Registration Statement.

         1.2 TRUST agrees to sell to LIFE COMPANY those shares of the selected Portfolios of TRUST which LIFE COMPANY orders, executing such orders on a daily basis at the net asset value next computed after receipt by TRUST or its designee of the order for the shares of TRUST. For purposes of this Section 1.2, LIFE COMPANY shall be the designee of TRUST for receipt of such orders from the designated Separate Account and receipt by such designee shall constitute receipt by TRUST; provided that LIFE COMPANY receives the order on a Business Day by 4:00 p.m. New York time and TRUST receives notice from LIFE COMPANY by telephone or facsimile (or by such other means as TRUST and LIFE COMPANY may agree in writing) of such order by 8:30 a.m. New York time on the next Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which TRUST calculates its net asset value pursuant to the rules of the SEC.

         1.3 TRUST agrees to redeem on LIFE COMPANY's request, any full or fractional shares of TRUST held by LIFE COMPANY, executing such requests on a daily basis at the net asset value next computed after receipt by TRUST or its designee of the request for redemption, in accordance with the provisions of this Agreement and TRUST's Registration Statement. (In the event of a conflict between the provisions of this Agreement and the Trust's Registration Statement, the provisions of the Registration Statement shall govern.) For purposes of this
Section 1.3, LIFE COMPANY shall be the designee of TRUST for receipt of requests for redemption from the designated Separate Account and receipt by such designee shall constitute receipt by TRUST; provided that LIFE COMPANY receives the request for redemption on a Business Day by 4:00 p.m. New York time and TRUST receives notice from LIFE COMPANY by telephone or facsimile (or by such other means as TRUST and LIFE COMPANY may agree in writing) of such request for redemption by 8:30 a.m. New York time on the next Business Day.

         1.4 TRUST shall furnish, at least five (5) Business Days prior to each ex-dividend date, notice to LIFE COMPANY of any income dividends or capital gain distributions payable on the shares of any Portfolio of TRUST. LIFE COMPANY hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of the Portfolio. TRUST shall, on the date of issuance of the additional shares, or, if not, on the first Business Date thereafter, send LIFE COMPANY a confirmation statement, notifying LIFE COMPANY or its designee of the number of shares so issued as payment of such dividends and distributions.

         1.5 TRUST shall make the net asset value per share for the selected Portfolio(s) available to LIFE COMPANY on a daily basis as soon as reasonably practicable after the net asset value per

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share is calculated but shall use its best efforts to make such net asset value available by 6:30 p.m. New York time. If TRUST provides LIFE COMPANY with materially incorrect share net asset value information through no fault of LIFE COMPANY, LIFE COMPANY on behalf of the Separate Accounts, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value in accordance with the net asset value correction procedures set forth by the Board of Trustees of the Trust and in conformity with SEC interpretations as now in effect or as may be amended. Any material error in the calculation of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to LIFE COMPANY.

         1.6 At the end of each Business Day, LIFE COMPANY shall use the information described in Section 1.5 to calculate Separate Account unit values for the day. Using these unit values, LIFE COMPANY shall process each such Business Day's Separate Account transactions based on requests and premiums received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m. New York time) to determine the net dollar amount of TRUST shares which shall be purchased or redeemed at that day's closing net asset value per share. The net purchase or redemption orders so determined shall be transmitted to TRUST by LIFE COMPANY by 8:30 a.m. New York Time on the Business Day next following LIFE COMPANY's receipt of such requests and premiums in accordance with the terms of Sections 1.2 and 1.3 hereof.

         1.7 If LIFE COMPANY's order requests the purchase of TRUST shares, LIFE COMPANY shall pay for such purchase by wiring federal funds to TRUST or its designated custodial account on the day the order is transmitted by LIFE COMPANY. If LIFE COMPANY's order requests a net redemption resulting in a payment of redemption proceeds to LIFE COMPANY, TRUST shall use its best efforts to wire the redemption proceeds to LIFE COMPANY by the next Business Day, except that TRUST reserves the right to postpone payment upon redemption consistent with Section 22(e) of the '40 Act and any rules thereunder, and TRUST shall notify the person designated in writing by LIFE COMPANY as the recipient for such notice of such delay by 3:00 p.m. New York Time on the same Business Day that LIFE COMPANY transmits the redemption order to TRUST. If LIFE COMPANY's order requests the application of redemption proceeds from the redemption of shares to the purchase of shares of another Fund advised by ADVISER, TRUST shall so apply such proceeds on the same Business Day that LIFE COMPANY transmits such order to TRUST.

         1.8 TRUST shall, upon request of LIFE COMPANY, provide a manual daily confirmation of trade activity from the previous business day. Such confirm shall include the dollar amount of purchases or redemptions submitted by LIFE COMPANY for each Portfolio, price per share of each Portfolio and the corresponding total share amount of such purchase or redemption and shall be transmitted to LIFE COMPANY on the business day following the request.

         1.9 TRUST shall, upon request of LIFE COMPANY, provide on a monthly basis a screen printed report of the monthly trade activity for the Account which shall be transmitted to LIFE COMPANY on the business day following the request.

         1.10 TRUST agrees that all shares of the Portfolios of TRUST will be sold only to Participating Insurance Companies which have agreed to participate in TRUST to fund their

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Separate Accounts and/or to Qualified Plans, all in accordance with the requirements of Section 817(h)(4) of the Internal Revenue Code of 1986, as amended ("Code") and Treasury Regulation 1.817-5. Shares of the TRUST's Portfolios will not be sold directly to the general public.

         1.11 TRUST shall use its best efforts to maintain the qualification of the Portfolio(s) invested in by the Separate Accounts as a "regulated investment company" under Subchapter M of the Code, and will notify LIFE COMPANY immediately upon having a reasonable basis for believing it has ceased to so qualify or might not so qualify in the future.

         1.12 No less than quarterly, TRUST shall submit to LIFE COMPANY or its designee a statement certifying that the Portfolio(s) invested in by the Separate Accounts comply with the diversification requirements of Section 817(h) of the Code and qualify as a "regulated investment company" under Subchapter M of the Code. TRUST shall also submit to LIFE COMPANY or its designee such reports, materials or data as the LIFE COMPANY may reasonably request regarding its compliance with the diversification requirements of Section 817(h) of the Code and qualification as a "regulated investment company" under Subchapter M of the Code.

         1.13 LIFE COMPANY shall notify TRUST or its designee if LIFE COMPANY receives notice from the other funds in which the Separate Account has invested that the other funds have failed to comply with the diversification requirements of Section 817(h) of the Code and qualify as a "regulated investment company" under Subchapter M of the Code.

         1.14 LIFE COMPANY shall promptly notify TRUST or its designee if its contracts no longer qualify as "Insurance Contracts" pursuant to provisions of the Code.

         1.15 TRUST may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of the shares of or liquidate any Portfolio of TRUST if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Trustees of the TRUST (the "Board"), acting in good faith and in light of its duties under federal and any applicable state laws, deemed necessary, desirable or appropriate and in the best interests of the shareholders of such Portfolios.

         1.16 Issuance and transfer of Portfolio shares will be by book entry only. Stock certificates will not be issued to LIFE COMPANY or the Separate Accounts. Shares ordered from Portfolio will be recorded in appropriate book entry titles for the Separate Accounts.

         1.17 LIFE COMPANY shall provide TRUST 24 hours notice, via telephone, of any purchase for, or redemption order of, Portfolio Shares, that equals or exceeds 5% of such Portfolio's total net assets on any Business Day. If LIFE COMPANY fails to provide such 24 hours notice, TRUST, in its discretion, may reject the purchase or redemption order.

         1.18 TRUST and/or ADVISER agree to maintain a blank fidelity bond or similar coverage for the benefit of TRUST in an amount not less than the minimum coverage required by Rule 17g-1 under the '40 Act or related provisions as may be promulgated from time to time under the '40 Act.

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                   Article II. REPRESENTATIONS AND WARRANTIES

         2.1 LIFE COMPANY represents and warrants that it is an insurance company duly organized and in good standing under the laws of Washington and that it has legally and validly established each Separate Account as a segregated asset account under such laws, and that WM Funds Distributor, Inc., and Farmers Financial Solutions, LLC, the principal underwriters for the Variable Contracts, are registered as a broker-dealer under the Securities Exchange Act of 1934 (the "'34 Act").

         2.2 LIFE COMPANY represents and warrants that it has registered or, prior to any issuance or sale of the Variable Contracts, will register each Separate Account as a unit investment trust ("UIT") in accordance with the provisions of the '40 Act and cause each Separate Account to remain so registered to serve as a segregated asset account for the Variable Contracts, unless an exemption from registration is available.

         2.3 LIFE COMPANY represents and warrants that the Variable Contracts will be registered under the Securities Act of 1933 (the "'33 Act") unless an exemption from registration is available prior to any issuance or sale of the Variable Contracts, and that the Variable Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws (including all applicable blue sky laws).

         2.4 LIFE COMPANY represents and warrants that the Variable Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will maintain such treatment and that it will notify TRUST immediately upon having a reasonable basis for believing that the Variable Contracts have ceased to be so treated or that they might not be so treated in the future.

         2.5 LIFE COMPANY represents and warrants that the other funds in which the Separate Accounts invest have represented and warranted to LIFE COMPANY that the other funds will comply with the diversification requirements set forth in
Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5.

         2.6 LIFE COMPANY represents and warrants that it will invest only in insurance dedicated registered investment companies.

         2.7 TRUST represents and warrants that it is duly organized and validly existing under the laws of the Commonwealth of Massachusetts.

         2.8 TRUST represents and warrants that the Fund shares offered and sold pursuant to this Agreement will be registered under the '33 Act and will be issued and sold in compliance in all material respects with all applicable federal and state laws (including all applicable blue sky laws) in the jurisdictions in which the Portfolios are registered, and TRUST shall be registered as a management investment company under the '40 Act prior to and at the time of any issuance or sale of such shares. TRUST, subject to Section 1.9 above, shall amend its registration statement under the '33 Act and the '40 Act from time to time as required in order to effect the continuous offering of its shares. TRUST shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by TRUST. TRUST shall

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provide to LIFE COMPANY a list of the various jurisdictions in which the
PORTFOLIOS are registered.

         2.9 TRUST represents and warrants that each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5, and will notify LIFE COMPANY immediately upon having a reasonable basis for believing any Portfolio has ceased to comply and will immediately take all necessary steps to adequately diversify the Portfolio to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

         2.10 TRUST acknowledges that compliance with Subchapter M of the Code is an essential element of compliance with Section 817(h). TRUST represents and warrants that each Portfolio invested in by the Separate Account currently qualifies as a "regulated investment company" under Subchapter M of the Code, and that TRUST will use its best efforts to maintain such qualification, and will notify LIFE COMPANY immediately upon having a reasonable basis for believing it has ceased to so qualify or might not so qualify in the future.

         2.11 With respect to Class B shares, TRUST has adopted Rule 12b-1 Plans under which it makes payments to finance administrative, service and distribution expenses. TRUST represents and warrants that its Board, a majority of whom are disinterested Trustees of the TRUST, has approved each of its Rule 12b-1 Plans to finance administrative, service and distribution expenses of TRUST's Class B shares, and that any changes to the TRUST's Rule 12b-1 Plans will be approved, in accordance with Rule 12b-1 under the 1940 Act.

         2.12 ADVISER represents and warrants that it shall perform its obligations hereunder in compliance in all material respects with any applicable state and federal laws.

         2.13 Each party represents and warrants that it will keep confidential any information acquired as a result of this Agreement regarding the business and affairs of the other parties to this Agreement and their affiliates. TRUST and ADVISER shall not, directly or indirectly, disclose or use any nonpublic personal information regarding the consumers or customers of the LIFE COMPANY (as the terms "consumer" and "customer" are defined in Rule 3(g) and 3(j), respectively, of Regulation S-P of the SEC) ("Confidential Information"), other than to carry out the functions contemplated by this Agreement. The foregoing obligation of confidentiality shall not extend to any portion of the Confidential Information that is, or becomes, generally available to the general public from: (a) federal, State or local governmental records, (b) widely distributed media, or (c) disclosures to the general public that are required to be made by federal, State or local law.

         2.14 Each party represents and warrants that it complies with all applicable laws, rules and regulations designed to prevent "money laundering" and if required by law, rule or regulation would share information with the other party regarding individuals, entities, organizations, and countries suspected of possible terrorist or money laundering activities in accordance with Section 314(b) of the USA PATRIOT Act.

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                  Article III. PROSPECTUS AND PROXY STATEMENTS

         3.1 TRUST shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of TRUST. TRUST shall bear the costs of registration and qualification of shares of the Portfolios, preparation and filing of the documents listed in this Section 3.1 and all taxes and filing fees to which an issuer is subject on the issuance and transfer of its shares.

         3.2 TRUST or its designee shall provide LIFE COMPANY, free of charge, with as many copies of the current prospectus (or prospectuses), statements of additional information, annual and semi-annual reports and proxy statements for the shares of the Portfolios as LIFE COMPANY may reasonably request for distribution to existing Variable Contract owners whose Variable Contracts are funded by such shares. TRUST or its designee shall provide LIFE COMPANY, at LIFE COMPANY's expense, with as many copies of the current prospectus (or prospectuses) for the shares as LIFE COMPANY may reasonably request for distribution to prospective purchasers of Variable Contracts. If requested by LIFE COMPANY, TRUST or its designee shall provide such documentation (including a "camera ready" copy of the current prospectus (or prospectuses) as set in type or, at the request of LIFE COMPANY, as a diskette in the form sent to the financial printer or in electronic form) and other assistance as is reasonably necessary in order for the parties hereto once a year (or more frequently if the prospectus (or prospectuses) for the shares is supplemented or amended) to have the prospectus for the Variable Contracts and the prospectus (or prospectuses) for the TRUST shares printed together in one document. The expenses of such printing will be apportioned between LIFE COMPANY and TRUST in proportion to the number of pages of the Variable Contract and TRUST prospectus, taking account of other relevant factors affecting the expense of printing, such as covers, columns, graphs and charts; TRUST shall bear the cost of printing the TRUST prospectus portion of such document for distribution only to owners of existing Variable Contracts funded by the TRUST shares and LIFE COMPANY shall bear the expense of printing the portion of such documents relating to the Separate Account; provided, however, LIFE COMPANY shall bear all printing expenses of such combined documents where used for distribution to prospective purchasers. In the event that LIFE COMPANY requests that TRUST or its designee provide TRUST's prospectus in a "camera ready," diskette format, or electronic form, TRUST shall be responsible for providing the prospectus (or prospectuses) in the format in which it is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus (or prospectuses) in such format (e.g. typesetting expenses), and LIFE COMPANY shall bear the expense of adjusting or changing the format to conform with any of its prospectuses.

         3.3 TRUST will provide LIFE COMPANY with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to the Portfolios promptly after the filing of each such document with the SEC or other regulatory authority. LIFE COMPANY will provide TRUST with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to a Separate Account promptly after the filing of each such document with the SEC or other regulatory authority.

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                           Article IV. SALES MATERIALS

         4.1 LIFE COMPANY will furnish, or will cause to be furnished, to either TRUST or ADVISER, each piece of sales literature or other promotional material in which TRUST or ADVISER is named, at least ten (10) Business Days prior to its intended use. No such material will be used if TRUST or ADVISER objects to its use in writing within seven (7) Business Days after receipt of such material.

         4.2 Either TRUST or ADVISER will furnish, or will cause to be furnished, to LIFE COMPANY, each piece of sales literature or other promotional material in which LIFE COMPANY or its Separate Accounts are named, at least ten
(10) Business Days prior to its intended use. No such material will be used if LIFE COMPANY objects to its use in writing within seven (7) Business Days after receipt of such material.

         4.3 TRUST and its affiliates and agents shall not give any information or make any representations on behalf of LIFE COMPANY or concerning LIFE COMPANY, the Separate Accounts, or the Variable Contracts issued by LIFE COMPANY, other than the information or representations contained in a registration statement or prospectus for such Variable Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports of the Separate Accounts or reports prepared for distribution to owners of such Variable Contracts, or in sales literature or other promotional material approved by LIFE COMPANY or its designee, except with the written permission of LIFE COMPANY.

         4.4 LIFE COMPANY and its affiliates and agents shall not give any information or make any representations on behalf of TRUST or concerning TRUST other than the information or representations contained in a registration statement or prospectus for TRUST, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports of the TRUST or reports prepared by the TRUST for distribution to owners of the Variable Contracts, or in sales literature or other promotional material approved by TRUST or its designee, except with the written permission of TRUST.

         4.5 For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, electronic or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. ("NASD") rules, the `40 Act, the `33 Act or rules thereunder.

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                         Article V. POTENTIAL CONFLICTS

         5.1 The parties acknowledge that TRUST has received an order from the SEC granting relief from various provisions of the '40 Act and the rules thereunder to the extent necessary to permit TRUST shares to be sold to and held by Variable Contract separate accounts of both affiliated and unaffiliated Participating Insurance Companies and Qualified Plans. The Exemptive Order requires TRUST and each Participating Insurance Company to comply with conditions and undertakings substantially as provided in this Section 5. The TRUST will not enter into a participation agreement with any other Participating Insurance Company unless it imposes the same conditions and undertakings as are imposed on LIFE COMPANY hereby.

         5.2 The Board will monitor TRUST for the existence of any material irreconcilable conflict between the interests of Variable Contract owners of all separate accounts and with participants of Qualified Plans investing in TRUST. An irreconcilable material conflict may arise for a variety of reasons, which may include: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of TRUST are being managed; (e) a difference in voting instructions given by Variable Contract owners; (f) a decision by a Participating Insurance Company to disregard the voting instructions of Variable Contract owners and (g) if applicable, a decision by a Qualified Plan to disregard the voting instructions of plan participants.

         5.3 LIFE COMPANY will report any potential or existing conflicts of which it becomes aware to the Board. LIFE COMPANY will be responsible for assisting the Board in carrying out its duties in this regard by providing the Board with all information reasonably necessary for the Board to consider any issues raised. The responsibility includes, but is not limited to, an obligation by the LIFE COMPANY to inform the Board whenever it has determined to disregard Variable Contract owner voting instructions. These responsibilities of LIFE COMPANY will be carried out with a view only to the interests of the Variable Contract owners.

         5.4 If a majority of the Board or majority of its disinterested Trustees, determines that a material irreconcilable conflict exists affecting LIFE COMPANY, LIFE COMPANY, at its expense and to the extent reasonably practicable (as determined by a majority of the Board's disinterested Trustees), will take any steps necessary to remedy or eliminate the irreconcilable material conflict, including; (a) withdrawing the assets allocable to some or all of the Separate Accounts from TRUST or any Portfolio thereof and reinvesting those assets in a different investment medium, which may include another Portfolio of TRUST, or another investment company; (b) submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract owners and as appropriate, segregating the assets of any appropriate group (i.e., variable annuity or variable life insurance Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Variable Contract owners the option of making such a change; and (c) establishing a new registered management investment company (or series thereof) or managed separate account. If a material irreconcilable conflict arises because of LIFE COMPANY's decision to disregard Variable Contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, LIFE COMPANY may be required, at the election of

                                       9

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TRUST, to withdraw the Separate Account's investment in TRUST, and no charge or penalty will be imposed as a result of such withdrawal; provided, however that such withdrawal shall be limited to the extent required by the material irreconcilable conflict (as determined by a majority of the Board's disinterested Trustees). The responsibility to take such remedial action shall be carried out with a view only to the interests of the Variable Contract owners.

         For the purposes of this Section 5.4, a majority of the disinterested members of the Board shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will TRUST or ADVISER (or any other investment adviser of TRUST) be required to establish a new funding medium for any Variable Contract. Further, LIFE COMPANY shall not be required by this Section 5.4 to establish a new funding medium for any Variable Contracts if any offer to do so has been declined by a vote of a majority of Variable Contract owners materially and adversely affected by the irreconcilable material conflict. In the event that a majority of the disinterested members of the Board determine that any proposed action does not adequately remedy any irreconcilable material conflict, then LIFE COMPANY will withdraw the Separate Account's shares in TRUST and terminate this Agreement.

         5.5 The Board's determination of the existence of an irreconcilable material conflict and its implications shall be made known promptly and in writing to LIFE COMPANY.

         5.6 No less than annually, LIFE COMPANY shall submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out its obligations. Such reports, materials, and data shall be submitted more frequently if deemed appropriate by the Board.

                               Article VI. VOTING

         6.1 LIFE COMPANY will provide pass-through voting privileges to all Variable Contract owners so long as the SEC continues to interpret the '40 Act as requiring pass-through voting privileges for Variable Contract owners. Accordingly, LIFE COMPANY, where applicable, will vote shares of the Portfolio held in its Separate Accounts in a manner consistent with voting instructions timely received from its Variable Contract owners. TRUST shall require all Participating Insurance Companies to calculate voting privileges in a consistent manner and LIFE COMPANY shall be responsible for assuring that the Separate Accounts calculate voting privileges in the manner established by TRUST. LIFE COMPANY will vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as its votes those shares for which it has received voting instructions.

         6.2 If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or if Rule 6e-3 is adopted, to provide exemptive relief from any provision of the '40 Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Exemptive Order, then TRUST, and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.

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                           Article VII. MARKET TIMERS

         7.1 LIFE COMPANY will develop, implement and maintain policies and procedures to discourage use of the Separate Accounts by market timers as discussed in each Portfolio's then current prospectus in consultation with TRUST. Following their implementation, LIFE COMPANY will not modify such policies and procedures so as to make them less effective in deterring short-term redemptions, except on providing one (1) month advance notice to the TRUST.

         7.2 If a Portfolio or TRUST advises LIFE COMPANY that a pattern or patterns of transactions involving short-term trading as discussed in each Portfolio's then current prospectus in one or more Separate Accounts is having an adverse effect on the Portfolio, LIFE COMPANY will promptly develop and implement policies and procedures to prevent such trading. The parties hereto acknowledge that, if necessary, such policies and procedures may include the identification of Separate Account participants engaged in such short-term trading and the imposition of restrictions on their requests to purchase certain Shares.

         7.3 LIFE COMPANY will monitor Separate Account activity to further its policies regarding market timing activity.

                          Article VIII. 5% SHAREHOLDERS

         8.1 In the event that a Separate Account of LIFE COMPANY holding any Portfolio Shares comes to hold more than five percent (5%) of the outstanding Shares of such Portfolio, it will be TRUST's responsibility to request that LIFE COMPANY confirm its status as shareholder of record and advise TRUST whether any Separate Account participant beneficially owns more than five percent (5%) of the outstanding Shares of such Portfolio through LIFE COMPANY's accounts. For this purpose, TRUST will indicate in its inquiry the number of Shares that currently equals five percent (5%) of the outstanding Shares of such Portfolio. LIFE COMPANY will respond promptly, accurately and completely to any such inquiry. Whenever TRUST or a Portfolio advises LIFE COMPANY that it is required by law to obtain the name and other identifying information of a Separate Account participant who beneficially owns more than five percent (5%) of the outstanding Shares of a Portfolio, LIFE COMPANY will provide such information to the extent within its possession or control. TRUST will not use or disclose such information received from LIFE COMPANY except to comply with applicable laws.

                           Article IX. INDEMNIFICATION

         9.1 Indemnification by LIFE COMPANY. LIFE COMPANY agrees to indemnify and hold harmless TRUST, ADVISER and each of their Trustees, directors, principals, officers, employees and agents and each person, if any, who controls TRUST or ADVISER within the meaning of Section 15 of the '33 Act (collectively, the "Indemnified Parties") against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY, which consent shall not be unreasonably withheld) or litigation or threatened litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of TRUST's shares or the Variable Contracts and:

                  (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus for the Variable Contracts or contained in the Variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to LIFE COMPANY by or on behalf of TRUST for use in the registration statement or prospectus for the Variable Contracts or in the Variable Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or TRUST shares; or

                  (b) arise out of or result from (i) statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of TRUST not supplied by LIFE COMPANY, or persons under its control) or (ii) wrongful conduct of LIFE COMPANY or persons under its control, with respect to the sale or distribution of the Variable Contracts or TRUST shares; or

                  (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of TRUST or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to TRUST by or on behalf of LIFE COMPANY; or

                  (d) arise as a result of any failure by LIFE COMPANY to provide substantially the services and furnish the materials under the terms of this Agreement; or

                  (e) arise out of or result from any material breach of any representation and/or warranty made by LIFE COMPANY in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY.

         9.2 LIFE COMPANY shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party to the extent that such losses, claims, damages, liabilities or litigation are attributable to such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

         9.3 LIFE COMPANY shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified LIFE COMPANY in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANY of any such claim shall not relieve LIFE COMPANY from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, LIFE COMPANY shall be entitled to participate at its own expense in the defense of such action. LIFE COMPANY also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from LIFE COMPANY to such party of LIFE COMPANY's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and LIFE COMPANY will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         9.4 Indemnification by TRUST and ADVISER. TRUST and ADVISER agree to indemnify and hold harmless LIFE COMPANY and each of its directors, officers, employees, and agents and each person, if any, who controls LIFE COMPANY within the meaning of Section 15 of the '33 Act (collectively, the "Indemnified Parties") against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of TRUST which consent shall not be unreasonably withheld) or litigation or threatened litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of TRUST's shares or the Variable Contracts and:

                  (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of TRUST (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to ADVISER or TRUST by or on behalf of LIFE COMPANY for use in the registration statement or prospectus for TRUST or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or TRUST shares; or

                  (b) arise out of or result from (i) statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by ADVISER or TRUST or persons under its control) or (ii) wrongful conduct or willful misfeasance of TRUST or persons under its control, with respect to the sale or distribution of the Variable Contracts or TRUST shares; or

                  (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Variable Contracts, or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to LIFE COMPANY for inclusion therein by or on behalf of TRUST; or

                  (d) arise as a result of (i) a failure by TRUST to provide substantially the services and furnish the materials under the terms of this Agreement; or (ii) a failure by a Portfolio(s) invested in by the Separate Account to comply with the diversification requirements of
         Section 817(h) of the Code; or (iii) a failure by a Portfolio(s) invested in by the Separate Account to qualify as a "regulated investment company" under Subchapter M of the Code; or

                  (e) arise out of or result from any material breach of any representation and/or warranty made by TRUST in this Agreement or arise out of or result from any other material breach of this Agreement by TRUST.

         9.5 TRUST and ADVISER shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party to the extent that such losses, claims, damages, liabilities or litigation are attributable to such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

         9.6 TRUST and ADVISER shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified TRUST and ADVISER in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify TRUST and ADVISER of any such claim shall not relieve TRUST and ADVISER from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, TRUST and ADVISER shall be entitled to participate at its own expense in the defense thereof. TRUST and ADVISER also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from TRUST and ADVISER to such party of TRUST's and ADVISER's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and TRUST and ADVISER will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                          Article X. TERM; TERMINATION

         10.1 This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

         10.2 This Agreement shall terminate in accordance with the following provisions:

                  (a) At the option of LIFE COMPANY or TRUST at any time from the date hereof upon 180 days' notice, unless a shorter time is agreed to by the parties;

                  (b) At the option of LIFE COMPANY, if TRUST shares are not reasonably available to meet the requirements of the Variable Contracts as determined by LIFE COMPANY. Prompt notice of election to terminate shall be furnished by LIFE COMPANY, said termination to be effective ten days after receipt of notice unless TRUST makes available a sufficient number of shares to reasonably meet the requirements of the Variable Contracts within said ten-day period;

                  (c) At the option of LIFE COMPANY, upon the institution of formal proceedings against TRUST and/or ADVISER by the SEC, the NASD, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in LIFE COMPANY's reasonable judgment, materially impair TRUST's and/or ADVISER's ability to meet and perform their obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by LIFE COMPANY with said termination to be effective upon receipt of notice;

                  (d) At the option of TRUST, upon the institution of formal proceedings against LIFE COMPANY and/or its broker-dealer affiliates by the SEC, the NASD, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in TRUST's reasonable judgment, materially impair LIFE COMPANY's ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by TRUST with said termination to be effective upon receipt of notice;

                  (e) In the event TRUST's shares are not registered, issued or sold in accordance with applicable state or federal law, or such law precludes the use of such shares as the underlying investment medium of Variable Contracts issued or to be issued by LIFE COMPANY. Termination shall be effective upon such occurrence without notice. If through no fault of LIFE COMPANY the need for substitution of TRUST shares for the shares of another "registered investment company" arises out of this event, the expenses of obtaining such order shall be reimbursed by TRUST. TRUST and ADVISER shall cooperate with LIFE COMPANY in connection with such application;

                  (f) In the event of a vote by the Variable Contract owners having an interest in the Portfolio(s), or SEC approval of an application pursuant to Section 26(c) of the '40 Act, to substitute TRUST shares for the shares of another "registered investment company". The LIFE COMPANY will give sixty (60) days written notice to TRUST of any proposed application or vote to replace TRUST shares. Termination shall be effective upon receipt of notice of the vote or application determination to approve the substitution by TRUST. TRUST and ADVISER shall cooperate with LIFE Company in connection with such application;

                  (g) At the option of TRUST if the Variable Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if TRUST reasonably believes that the Variable Contracts may fail to so qualify. Termination shall be effective upon receipt of notice by LIFE COMPANY;

                  (h) At the option of LIFE COMPANY, if the Portfolio(s) invested in by the Separate Accounts fail to comply with the diversification requirements of Section 817(h) of the Code or a Portfolio(s) invested in by the Separate Accounts fail to qualify as a "regulated investment company" under Subchapter M of the Code;

                  (i) At the option of LIFE COMPANY, upon TRUST's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of LIFE COMPANY within ten days after written notice of such breach is delivered to TRUST;

                  (j) At the option of TRUST, upon LIFE COMPANY's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of TRUST within ten days after written notice of such breach is delivered to LIFE COMPANY;

                  (k) At the option of TRUST, if the Variable Contracts are not registered, issued or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon such occurrence without notice;

         10.3 In the event this Agreement is assigned without the prior written consent of LIFE COMPANY, TRUST, and ADVISER, termination shall be effective immediately upon such occurrence without notice.

         10.4 Notwithstanding any termination of this Agreement pursuant to
Section 10.2 hereof, TRUST and LIFE COMPANY at their option may elect to continue to make available additional TRUST shares, as provided below, for so long as TRUST and LIFE COMPANY desire pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if TRUST and LIFE COMPANY so elect to make additional TRUST shares available, the owners of the Existing Contracts or LIFE COMPANY, whichever shall have legal authority to do so, shall be permitted to reallocate investments in TRUST, redeem investments in TRUST and/or invest in TRUST upon the payment of additional premiums under the Existing Contracts. In the event of a termination of this Agreement pursuant to Section 10.2 hereof, TRUST, ADVISER and/or LIFE COMPANY, as promptly as is practicable under the circumstances, shall notify the other regarding the decision to continue to make TRUST shares available after such termination. If TRUST shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect and thereafter either TRUST or LIFE COMPANY may terminate the Agreement, as so continued pursuant to this Section 10.3, upon sixty (60) days' prior written notice to the other party.

         10.5 Except as necessary to implement Variable Contract owner initiated transactions, or as required by state insurance laws or regulations, LIFE COMPANY shall not redeem the shares attributable to the Variable Contracts (as opposed to the shares attributable to LIFE COMPANY's assets held in the Separate Accounts), and LIFE COMPANY shall not prevent Variable Contract owners from allocating payments to a Portfolio that was otherwise available under the Variable Contracts until thirty (30) days after the LIFE COMPANY shall have notified TRUST of its intention to do so.

                               Article XI. NOTICES

         11.1 Any notice hereunder shall be given by registered or certified mail return receipt requested to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

               If to TRUST:

               Deutsche Asset Management VIT Funds
               c/o PFPC Global Fund Services
               3200 Horizon Drive
               King of Prussia, PA 19406-0903
               Attn: Tom Calabria, Legal Department

               and

               c/o Deutsche Asset Management Mutual Fund Services
               One South Street, Mail Stop 1-18-6
               Baltimore, MD  21202
               Attn:  Richard Hale

               If to ADVISER:

               Deutsche Asset Management, Inc.
               280 Park Avenue, Mail Stop NYC03-2855
               New York, NY 10017
               Attn.: Legal Department

               If to LIFE COMPANY:

               Farmers New World Life Insurance Company
               3007 - 77th Avenue, S.E.
               Mercer Island, Washington 98040
               Attention:  C. Paul Patsis, President

               and

               M. Douglas Close
               Vice President and General Counsel
               Farmers New World Life Insurance Company
               4680 Wilshire Boulevard
               Los Angeles, California  90010

         11.2 Notice shall be deemed given on the date of receipt by the addressee as evidenced by the return receipt.

                           Article XII. MISCELLANEOUS

         12.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         12.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         12.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         12.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Washington. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders.

         12.5 It is understood and expressly stipulated that neither the shareholders of shares of any Portfolio nor the Trustees or officers of TRUST or any Portfolio shall be personally liable hereunder. No Portfolio shall be liable for the liabilities of any other Portfolio. All persons dealing with TRUST or a Portfolio must look solely to the property of TRUST or that Portfolio, respectively, for enforcement of any claims against TRUST or that Portfolio. It is also understood that each of the Portfolios shall be deemed to be entering into a separate Agreement with LIFE COMPANY so that it is as if each of the Portfolios had signed a separate Agreement with LIFE COMPANY and that a single document is being signed simply to facilitate the execution and administration of the Agreement.

         12.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

         12.7 The parties agree and acknowledge that this Agreement shall not be exclusive in any respect; the TRUST shares may be sold to other insurance companies and investors and the cash value of the Contracts may be invested in other investment companies.

         12.8 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

         12.9 If the Agreement terminates, the parties agree that Article 2,
Article 5, Article 9 and Sections 12.5, 12.6 and 12.8 shall remain in effect after termination.

         12.10 No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by TRUST, ADVISER and the LIFE COMPANY.

         12.11 No failure or delay by a party in exercising any right or remedy under this Agreement will operate as a waiver thereof and no single or partial exercise of rights shall preclude a further or subsequent exercise. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

         IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

                                 DEUTSCHE ASSET MANAGEMENT VIT FUNDS

                                 By: /s/  Bruce A. Rosenblum
                                     ___________________________________________
                                     Name:  Bruce A. Rosenblum
                                     Title: Assistant Secretary

                                 DEUTSCHE ASSET MANAGEMENT, INC.

                                 By: /s/  William G. Butterly
                                     ___________________________________________
                                     Name:  William G. Butterly, III
                                     Title: Managing Director and
                                            Senior Counsel

                                 FARMERS NEW WORLD LIFE INSURANCE COMPANY

                                 By: /s/  John R. Patton
                                     ___________________________________________
                                     Name: John R. Patton
                                     Title: Assistant Vice President & Secretary

                                   APPENDIX A

To Participation Agreement by and among Deutsche Asset Management VIT Funds, Deutsche Asset Management, Inc. and Farmers New World Life Insurance Company.

List of portfolios:

         Equity 500 Index Fund - Class B Shares

                                   APPENDIX B

To Participation Agreement by and among Deutsche Asset Management VIT Funds, Deutsche Asset Management, Inc. and Farmers New World Life Insurance Company.

List of variable separate accounts:

Farmers Variable Life Separate Account A